As filed with the Securities and Exchange Commission on July 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RESERVOIR MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

75 Varick Street

9th Floor

New York, New York 10013

(212) 675-0541

(Address, including zip code, and telephone number,

including area code, of registrant’s principal

executive offices)

83-3584204

(I.R.S. Employer

Identification No.)

Golnar Khosrowshahi
Chief Executive Officer
c/o Reservoir Media, Inc.
75 Varick Street, 9th Floor
New York, New York 10013
(212) 675-0541

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

David S. Huntington, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

(212) 373-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this document on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained in this Registration Statement will be used as a combined prospectus in connection with this Registration Statement and the Registration Statement on Form S-1 (File No. 333-257610) that was declared effective by the SEC on July 28, 2021 (the “Prior Registration Statement”). Accordingly, this Registration Statement also constitutes a post-effective amendment to the Prior Registration Statement and such post-effective amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated July 28, 2022

PROSPECTUS

Reservoir Media, Inc.

62,877,201 Shares

Common Stock

This prospectus relates to the resale from time to time of up to 62,877,201 shares (the “shares”) of common stock, $0.0001 par value per share, of Reservoir Media, Inc. (“Common Stock”), by the selling stockholders named in this prospectus or their permitted transferees (collectively, the “selling stockholders”).

We will bear all costs, expenses and fees in connection with the registration of the shares and will not receive any proceeds from the sale of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares.

Our Common Stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “RSVR.” On July 27, 2022, the closing sale price of our Common Stock as reported on Nasdaq was $6.68.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, the selling stockholders may, from time to time, sell the shares in one or more offerings as described in this prospectus. When the selling stockholders offer and sell the shares, we or the selling stockholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Neither we, nor the selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders will not make an offer to sell the shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospectus may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus or any applicable prospectus supplement or free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

In this prospectus, the terms “Reservoir,” “we,” “us” and “our” refer to Reservoir Media, Inc.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, as amended (the “Securities Act”), we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial and additional information that we have made public to investors, may also be found on our website at www.reservoir-media.com Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

The following document has been filed by us with the SEC and is incorporated by reference into this prospectus: our Annual Report on Form 10-K for the year ended March 31, 2022 as filed with the SEC on June 21, 2022.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date we stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (www.reservoir-media.com) is not incorporated into this prospectus.

You should not assume that the information in this prospectus, any prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Reservoir Media, Inc.
Office of the General Counsel
c/o Reservoir Media, Inc.
75 Varick Street, 9th Floor
New York, New York 10013
(212) 675-0541

FORWARD-LOOKING STATEMENTS

This prospectus contains certain information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are not historical facts and are intended to be covered by the safe harbor created thereby. All statements, other than statements of historical fact included in this prospectus including, without limitation, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “predict,” “project,” “target,” “goal,” “intend,” “continue,” “could,” “may,” “might,” “shall,” “should,” “will,” “would,” “plan,” “possible,” “potential,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. In addition, any statements that refer to expectations, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current expectations, projections and beliefs based on information currently available. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the Company that may cause its actual business, financial condition, results of operations, performance and/or achievements to be materially different from any future business, financial condition, results of operations, performance and/or achievements expressed or implied by these forward-looking statements. For Reservoir, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:

•	the impact of the COVID-19 pandemic on our business, cash flows, financial condition and results of operations;

•	market competition, including, among others, competition against other music recording and publishing companies;

•	our ability to identify, sign and retain songwriters and recording artists;

•	the increased expenses associated with being a public company;

•	our international operations, which subject us to the trends and developments of other countries, as well as the fluctuations of the currency exchange rate;

•	our ability to attract and retain key personnel, as well as the ability of our management team to effectively manage our transition to a public company in accordance with SEC and Nasdaq requirements;

•	risks associated with strategic acquisitions or other transactions, including, among others, business acquisitions, combinations, investments and joint ventures;

•	the impact of digital music services on our marketing and distribution and the possible changes in the terms of the licensing agreements with such services, including, among others, those governing royalty rates;

•	the impact of legislation that may limit or result in the unenforceability of our contracts with certain artists;

•	the possibility that streaming adoption or revenues may grow less rapidly or level off in the future;

•	our ability to implement, maintain, and improve effective internal controls;

•	our ability to obtain, maintain, protect and enforce our intellectual property rights;

•	our involvement in intellectual property litigation, including, among others, any assertions or allegations of infringement or violation of intellectual property rights by third parties;

•	the impact of digital piracy on our business, cash flows, financial condition and results of operations;

•	our ability to maintain and protect the information security relating to our customers, employees, vendors and our music;

•	the impact of evolving laws and regulations relating to, among others, data privacy, consumer protection and data protection, as well as the rights granted to songwriters and recording artists under the U.S. Copyright Act;

•	the volatility of our stock price, which could subject us to securities class action litigation;

•	negative reports published by securities or industry analysts, or the lack of research or reports published by such analysts;

•	the potential exercise and/or redemption of our warrants;

•	future sales by our stockholders and the potential exercise of their registration rights; and

•	other risks and uncertainties, including those incorporated by reference under the heading “Risk Factors.”

Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in “Risk Factors,” and actual results may differ materially from those anticipated in these forward-looking statements. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

THE COMPANY

Reservoir Media, Inc., together with its wholly-owned subsidiaries (the “Company”, “we”, “our”, “us” and “Reservoir”), is one of the world’s leading independent music companies. Reservoir is a top 10 music publisher by global revenue according to Billboard. We are award-winning and were twice named Publisher of the Year by the Music Business Worldwide’s A&R Awards and twice named Independent Publisher of the Year at the Music Week Awards, most recently in 2022. In addition, our Founder and CEO Golnar Khosrowshahi was named Executive of the Year at the 2022 Billboard Women In Music Awards. We operate a music publishing business, a record label business, a management business and a rights management entity in the Middle East.

On July 28, 2021 (the “Closing Date”), we consummated a business combination (the “Business Combination”) by and among Roth CH Acquisition II Co., a Delaware corporation (“ROCC”), Roth CH II Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of ROCC (“Merger Sub”) and Reservoir Holdings, Inc., a Delaware corporation (“RHI”). On the Closing Date, Merger Sub merged with and into RHI, with RHI surviving as a wholly-owned subsidiary of ROCC (the “Business Combination”). In connection with the consummation of the Business Combination, “Roth CH Acquisition II Co.” was renamed “Reservoir Media, Inc.” effective as of the Closing Date.

The mailing address of our principal executive office is 75 Varick Street, 9th Floor, New York, New York 10013, and our telephone number is (212) 675-0541. We maintain a website at www.reservoir-media.com. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus or the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement or free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes some of the terms of our Second Amended and Restated Certificate of Incorporation (the “Charter”) and Amended and Restated By-Laws (the “Bylaws”) and of the General Corporation Law of the State of Delaware (the “DGCL”). This description is summarized from, and qualified in its entirety by reference to, our Charter and Bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.

Capital Stock

Our authorized capital stock consists of 825,000,000 shares of capital stock, consisting of 750,000,000 shares of our Common Stock and 75,000,000 shares of preferred stock, par value $0.0001 per share. As of July 27, 2022, there were 64,290,324 shares of Common Stock outstanding. No shares of preferred stock have been issued or are outstanding. Unless our Board of Directors (the “Board”) determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Subject to applicable law and the rights and preferences of any holders of any outstanding series of our preferred stock, the holders of Common Stock, as such, are entitled to the payment of dividends on the Common Stock when, as and if declared by the Board in accordance with applicable law.

Liquidation

Subject to the rights and preferences of any holders of any shares of any outstanding series of our preferred stock, in the event of any liquidation, dissolution or winding up, whether voluntary or involuntary, our funds and assets that may be legally distributed to our stockholders will be distributed among the holders of the then-outstanding shares of Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

Preemptive or Other Rights

There are no sinking fund provisions applicable to the Common Stock.

Anti-Takeover Provisions

Charter and Bylaws

Among others, the Charter and the Bylaws include the following provisions:

•	a staggered board, which means that the Board is classified into three classes of directors with staggered three-year terms and directors are only able to be removed from office for cause;

•	limitations on convening special meetings of stockholders, which could make it difficult for our stockholders to adopt desired governance changes;

•	a prohibition on stockholder action by written consent, which means that our stockholders will only be able to take action at a meeting of stockholders and will not be able to take action by written consent for any matter;

•	the authorization of undesignated preferred stock, the terms of which may be established and shares of which may be issued without further action by our stockholders; and

•	advance notice procedures, which apply for stockholders to nominate candidates for election as directors or to bring matters before an annual meeting of stockholders.

The amendment of any of these provisions would require approval by the holders of at least 66 ⅔% of all of the then outstanding capital stock entitled to vote generally in the election of directors.

The combination of these provisions will make it more difficult for the existing stockholders to replace the Board as well as for another party to obtain control over us by replacing the Board. Because the Board has the power to retain and discharge its officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.

Delaware Anti-Takeover Law

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation Law, which prevents interested stockholders, such as certain stockholders holding more than 15% of our outstanding Common Stock, from engaging in certain business combinations unless (i) prior to the time such stockholder became an interested stockholder, the Board approved the transaction that resulted in such stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding Common Stock, or (iii) following approval by the Board, such business combination receives the approval of the holders of at least two-thirds of our outstanding Common Stock not held by such interested stockholder at an annual or special meeting of stockholders.

Choice of Forum

The Charter and the Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Chancery Court of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on our behalf, (ii) any action, suit or proceeding asserting a claim of breach of fiduciary duty owed by any of our directors, officers, or stockholders to us or to our stockholders, (iii) any action, suit or proceeding asserting a claim arising pursuant to the Delaware General Corporation Law, the Charter or the Bylaws, or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine. In addition, subject to the provisions of the preceding sentence, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. If any action the subject matter of which is within the scope of the first sentence of this paragraph is filed in a court other than the courts in the State of Delaware in the name of any stockholder, such stockholder will be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the first sentence of this paragraph, and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.

Notwithstanding the foregoing, the inclusion of such provisions in the Charter will not be deemed to be a waiver by our stockholders of its obligation to comply with federal securities laws, rules and regulations, and the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America will be the sole and exclusive forum. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, these provisions may have the effect of discouraging lawsuits against our directors and officers. Furthermore, the enforceability of choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company, One State Street Plaza, New York, New York 10004.

Trading Symbol and Market

Our Common Stock is listed on Nasdaq under the symbol “RSVR.”

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of 62,877,201 shares of our Common Stock that were issued to the selling stockholders in connection with the consummation of the Business Combination.

The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of Common Stock listed under the column “Shares Being Offered Hereby” in the table below. The table below and footnote disclosure following the table sets forth the name of each selling stockholder and the number of shares of our Common Stock beneficially owned by the selling stockholder prior to and after this offering. The table below has been prepared based upon information previously furnished to us by the selling stockholders, and the selling stockholders may have sold, transferred or otherwise disposed of some or all of their shares since providing such information to us. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

The number of shares beneficially owned by each selling stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity, shares of Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of July 27, 2022 are considered outstanding. Unless noted otherwise, the address of all listed selling stockholders is c/o Reservoir Media, Inc., 75 Varick Street, 9th Floor, New York, New York 10013.

Except for service as executive officers and/or directors of ROCC or the Company, as applicable, and as described under “Certain Relationships and Related Party Transactions” in our Annual Report on Form 10-K, the selling stockholders have not had any material relationship with us within the past three years.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Shares Owned Prior to the Offering	Shares Being Offered Hereby	Shares Owned After the Offering
ROCC Founders
Nazan Akdeniz(1)	2,070	2,070	—
CHLM Sponsor-1 LLC(2)	346,870	346,870	—
CR Financial Holdings, Inc.(3)	2,158,533	2,158,533	—
Louis J. Ellis, III(4)	2,070	2,070	—
Aaron Gurewitz, as Trustee of the AMG Trust established January 23, 2007(5)	36,753	36,753	—
Hampstead Park Capital Management, LLC(6)	92,038	92,038	—
John Lipman(7)	410,630	410,630	—
Molly Montgomery(8)	92,038	92,038	—
Byron Roth(9)	120,800	120,800	—
Gordon Roth(10)	29,851	29,851	—
Theodore Roth(11)	13,805	13,805	—
Adam Rothstein(12)	394,240	117,038	277,202

Name of Selling Stockholder	Shares Owned Prior to the Offering	Shares Being Offered Hereby	Shares Owned After the Offering
PIPE Investors
EBTKS, LLC(13)	50,000	50,000	—
Karl W. Brewer(14)	100,000	100,000	—
MYDA SPAC Select, LP(15)	75,000	75,000	—
Patriot Strategy Partners LLC(16)	400,000	400,000	—
R8 Capital Partners LLC(17)	200,000	200,000	—
Skylands Special Investment LLC(18)	50,000	50,000	—
Skylands Special Investment II LLC(18)	15,000	15,000	—
Harbour Holdings Ltd(18)	10,000	10,000	—
Granite Ventures Inc.(19)	500,000	500,000	—
Meridian Small Cap Growth Fund(20)	800,000	800,000	—
Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds(21)	1,500,000	1,500,000	—
Cruiser Capital Master Fund LP(22)	70,000	70,000	—
Boxwood Row LP(23)	30,000	30,000	—
District 2 Capital Fund LP(24)	50,000	50,000	—
Kingsbrook Opportunities Master Fund LP(25)	20,000	20,000	—
Boothbay Absolute Return Strategies, LP(26)	52,992	52,992	—
Boothbay Diversified Alpha Master Fund LP(27)	27,008	27,008	—
EZ Colony Partners, LLC(28)	25,000	25,000	—
MAZ Partners LP(29)	41,900	25,000	16,900
Shannon River Partners, L.P(30)	63,660	63,660	—
Doonbeg Master Fund, L.P.(31)	936,340	936,340	—
Miura Global Partners II, LP(32)	122,800	122,800	—
Miura Global Master Fund, Ltd(33)	377,200	377,200	—
Maryam Khosrowshahi(34)	500,000	500,000	—
Special Situations Fund III QP, L.P.(35)	221,900	221,900	—
Special Situations Private Equity Fund, L.P.(36)	100,000	100,000	—
Special Situations Cayman Fund, L.P.(37)	78,100	78,100	—
Caledonia US, LP and Caledonia (Private) Investments Pty Limited, on behalf of various funds it manages(38)	3,700,000	3,700,000	—
MC Opportunities Fund LP(39)	25,000	25,000	—
Mark Mays(40)	30,000	30,000	—
Swedbank Robur Fonder AB on behalf of Swedbank Robur Smabolagsfond Global	2,000,000	2,000,000	—
Pinnacle Family Office Investments, LP(41)	100,000	100,000	—
William F. Hartfiel III(42)	15,000	15,000	—
James Zavoral(42)	10,000	10,000	—
Bradley W. Baker(42)	10,000	10,000	—
Kevin Harris(42)	15,000	15,000	—
RAJ Capital, LLC(43)	15,000	15,000	—

Name of Selling Stockholder	Shares Owned Prior to the Offering	Shares Being Offered Hereby	Shares Owned After the Offering
Craig-Hallum Capital Group LLC(44)	393,000	393,000	—
Juniper Capital Partners, LLC(45)	50,000	50,000	—
Eight is Awesome, LLC(46)	50,000	50,000	—
Source One Global, Inc.(47)	10,000	10,000	—
Roth Capital Partners, LLC(48)	473,000	473,000	—
Daniel Alpert Trust UAD 12/27/90(49)	5,000	5,000	—
Hilary Alpert(49)	5,000	5,000	—
Falan Harriman Alpert(49)	5,000	5,000	—
Robert Alpert(49)	15,000	15,000	—
George Ball(49)	5,000	5,000	—
Jim Berger(49)	15,000	15,000	—
The Amended & Stated Craig & Patricia Biggio Management Trust DTD 02/17/04(49)	5,000	5,000	—
Donna Binion(49)	1,000	1,000	—
Eileen Christmas(49)	20,000	20,000	—
James Christmas(49)	50,000	50,000	—
Daniel J Clark(49)	25,000	25,000	—
Sherry Clawson(49)	5,000	5,000	—
1992 Clemens Fam Tr UAD 08/27/92 A B Hendricks & K A Clemens TTEE AMD 10/31/15(49)	10,000	10,000	—
William Roger Clemens & Debbie Lynn Clemens JTWROS(49)	25,000	25,000	—
Courtney Cohn Hopson Separate Account(49)	10,000	10,000	—
Morton A. Cohn Private Equity(49)	25,000	25,000	—
Kirk L. Covington(49)	40,000	40,000	—
Dillard Group of Texas, Ltd(49)	10,000	10,000	—
Julia Ann Hayashi(49)	6,000	6,000	—
Dillco Inc(49)	20,000	20,000	—
Luke Drury(49)	5,000	5,000	—
Luke J Drury Exempt Trst U/W John Drury(49)	10,000	10,000	—
Luke J Drury Non-Exempt Trst(49)	20,000	20,000	—
Matthew Drury(49)	5,000	5,000	—
Matthew J Drury Exempt Trust U/W John Drury(49)	5,000	5,000	—
Matthew J Drury Non Exempt Trust(49)	10,000	10,000	—
Tanya J Drury(49)	50,000	50,000	—
Tanya Jo Drury Trust(49)	40,000	40,000	—
Integrity Bankpledge Account FBO Paul Ferguson Jr(49)	17,500	17,500	—
Diego Fernandez & Marllory Fernandez JT TEN(49)	3,000	3,000	—
Fertitta, Tilman J & Paige JTTIC(49)	15,000	15,000	—
Ariana J Gale 2006 Trust DTD 03/26/2006(49)	10,000	10,000	—

Name of Selling Stockholder	Shares Owned Prior to the Offering	Shares Being Offered Hereby	Shares Owned After the Offering
James Gale(49)	30,000	30,000	—
Richard McKee Harmon Life Insurance Trust U/T/A DTD 06/19/2006(49)	5,000	5,000	—
Steve Harter(49)	30,000	30,000	—
Wayne Hays(49)	17,500	17,500	—
Heil Edward(49)	40,000	40,000	—
Edward F Heil III SEP PROP TR U/A Edward F Heil III TR Pursuant to 1983 DTD 12/1/1983 as Amended and Restated(49)	40,000	40,000	—
Larry A Jacobson & Adrienne C Jacobson JTWROS(49)	10,000	10,000	—
Wolf Canyon Ltd —Special(49)	12,500	12,500	—
Keenan Limited Partnership Special(49)	12,500	12,500	—
Kosberg Holdings LLC(49)	50,000	50,000	—
Thad Minyard & Donna P Minyard JTWROS(49)	25,000	25,000	—
Paul Mitcham(49)	15,000	15,000	—
J. Moore and J, Moore Trust UAD 02/13/92(49)	7,500	7,500	—
Jackie S. Moore(49)	5,000	5,000	—
Jackie S Moore Irrevocable Trust UAD 02/13/92(49)	1,000	1,000	—
Morris 2021 Family Trust UAD 03/26/21(49)	5,000	5,000	—
Thomas Marshall Moss(49)	10,000	10,000	—
Michelle Mundy(49)	7,500	7,500	—
Gary R Petersen(49)	30,000	30,000	—
Nolan Ryan(49)	10,000	10,000	—
Nolan Reese Ryan & Alison A Ryan JTTEN(49)	10,000	10,000	—
Robert Reid Ryan(49)	10,000	10,000	—
2009 Sanders Children’s Trust UAD 10/21/09 FBO Christopher Collmer(49)	5,000	5,000	—
Sanders 1998 Children’s TR DTD 12/01/97 AMD 01/29/98(49)	50,000	50,000	—
2009 Sanders Children’s Trust UAD 10/21/09 FBO Chelsea Collmer(49)	5,000	5,000	—
Albert Sanders Keller U/T/D 02/11/97(49)	7,500	7,500	—
Brad D Sanders Separate Property Account(49)	5,000	5,000	—
Sela Rivas Sanders 2003 Trust FBO Sela Rivas Sanders UAD 06/16/03(49)	5,000	5,000	—
Nolan Brdaley Sanders 2005 Trust FBO Nolan Sanders UAD 06/16/03(49)	5,000	5,000	—
Bret D Sanders(49)	5,000	5,000	—
Christine M Patterson(49)	12,500	12,500	—
Sanders 1998 Children’s TR DTD 12/01/97 AMD 1/29/89(49)	50,000	50,000	—
Katherine Sanders(49)	70,000	70,000	—
Laura K Sanders(49)	50,000	50,000	—

Name of Selling Stockholder	Shares Owned Prior to the Offering	Shares Being Offered Hereby	Shares Owned After the Offering
Quincy Catalina Sanders 2009 Trust(49)	5,000	5,000	—
Susan Sanders Separate Property(49)	5,000	5,000	—
Andrew Schatte & Annette Schatte JT TEN(49)	10,000	10,000	—
N. Anna Shaheen(49)	7,500	7,500	—
Meanie E. Shaw 2015 Children’s Trust UAD 12/07/15(49)	3,500	3,500	—
Shawn Paul Kettler 2015 Grandchildren’s Trust UAD 12/07/15 FBO S K Kettler ET AL(49)	3,000	3,000	—
Arthur Haag Sherman(49)	12,500	12,500	—
Julia Grace Sherman Trust UAD 12/26/06(49)	2,500	2,500	—
Carson Alaina Sherman Trust UAD 03/11/01(49)	2,500	2,500	—
Silverman, Howard & Phyllis(49)	20,000	20,000	—
Craig A Smith & Lisa J Smith JTWROS(49)	12,500	12,500	—
Platinum Business Investment Company Ltd(49)	40,000	40,000	—
Summer Lynn Cunningham 2015 Children’s Trust UAD 12/07/15 FBO D L Lindsay ET AL(49)	3,000	3,000	—
Matthew Swarts(49)	5,000	5,000	—
Tanglewood Family Limited Partnership c/o J.M. Burley c/o J.M. Burley Interests Inc(49)	17,500	17,500	—
Kendall Michelle Tate 2002 Trust(49)	2,500	2,500	—
David Towery TOD DTD 05-15-2015(49)	15,000	15,000	—
1991 Investment Co.(49)	10,000	10,000	—
Reece Ellen Weir U/A Weir 2003 Grandchildren TRUS DTD 062603(49)	2,500	2,500	—
Courtney Paige Tate U/A Weir Grandchildren TRST DTD 062603(49)	2,500	2,500	—
Claire Elizabeth Tate U/A Weir 2003 Grandchildren TRST DTD 62603(49)	2,500	2,500	—
Kelly Nicole Tate U/A Weir 2003 Grandchildren TRST DTD 06262003(49)	2,500	2,500	—
Weir 2003 Grandchildren Trust FBO Luke Fielding Weir DTD 06262003(49)	2,500	2,500	—
Don & Julie Weir(49)	10,000	10,000	—
Eric Glenn Weir(49)	5,000	5,000	—
Kate Auclair Weir 2003 Trust(49)	2,500	2,500	—
Lisa Weir(49)	10,000	10,000	—
John Whitmire(49)	12,500	12,500	—
John Campaign Whitmire(49)	30,000	30,000	—
John Harris Whitmire 2015 Grandchildren’s TRS UAD 12/07/15 John Harris Whitmire TTEE(49)	3,000	3,000	—
Eileen Colgin 2015 Grandchildren’s Trust UAD 12/03/15 FBO MM Thomas ET AL(49)	3,000	3,000	—
Russell Hardin, Jr. Grandchildren’s TRU UAD 12/03/15 Russell Hardin Jr TTEE(49)	3,000	3,000	—
Mia Scarlet Batistick 2016 TRUST UAD 12/23/16 FBO Mia Scarlet Batistick(49)	4,000	4,000	—

Name of Selling Stockholder	Shares Owned Prior to the Offering	Shares Being Offered Hereby	Shares Owned After the Offering
Terry Bratton(49)	500	500	—
Sheldrake Holdings, LLC(50)	15,000	15,000	—
The Donald J. Draizin Revocable Trust DTD 10/04/2006(51)	10,000	10,000	—
Other Stockholders
Wesbild Inc.(52)	28,226,573	28,226,573	—
ER Reservoir LLC(53)	13,592,793	13,592,793	—
Highgate Investments LLC(54)	984,098	984,098	—
Canareal II Corporation(55)	492,048	492,048	—
Asteya Capital Fund I LP(56)	38,993	38,993	—
Asteya Partners Delaware, LP(56)	91,718	91,718	—
Joel Herold(57)	119,818	119,818	—
Stephen M. Cook(58)	1,113,157	984,146	129,011
William R. Snellings(59)	184,518	184,518	—

(1)	Includes 86 shares issuable upon exercise of warrants.

(2)	Includes 14,508 shares issuable upon exercise of warrants. Steve Dyer, Chief Executive Officer and Managing Partner of Craig-Hallum Capital Group LLC, has voting and dispositive power over the shares owned by CHLM Sponsor-1 LLC.

(3)	Includes 90,281 shares issuable upon exercise of warrants. Byron Roth and Gordon Roth have voting and dispositive power over the shares owned by CR Financial Holdings, Inc.

(4)	Includes 86 shares issuable upon exercise of warrants.

(5)	Includes 1,328 shares issuable upon exercise of warrants and 5,000 shares issued in the PIPE investment in connection with the Business Combination. The address is c/o Roth Capital Partners, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

(6)	Includes 3,849 shares issuable upon exercise of warrants. The managing member of Hampstead Park Capital Management LLC is Daniel M. Friedberg.

(7)	Includes 12,992 shares issuable upon exercise of warrants and 100,000 shares issued in the PIPE investment in connection with the Business Combination. The address of Mr. Lipman is c/o Craig-Hallum, 222 S 9th Street, Suite 350, Minneapolis, MN 55402.

(8)	Includes 3,849 shares issuable upon exercise of warrants.

(9)	Includes 5,052 shares issuable upon exercise of warrants.

(10)	Includes 1,039 shares issuable upon exercise of warrants and 5,000 shares issued in the PIPE investment in connection with the Business Combination.

(11)	Includes 577 shares issuable upon exercise of warrants.

(12)	Includes 160,526 shares issuable upon exercise of warrants, 11,940 shares issuable upon vesting of restricted stock units and 25,000 shares issued in the PIPE investment in connection with the Business Combination.

(13)	The address of EBTKS, LLC is 31 St. James Ave., Suite 740, Boston, MA 02116.

(14)	The address is 726 Asbury Avenue, Evanston, IL 60202.

(15)	Jason Lieber is the Manager of the General Partner of MYDA SPAC Select, LP. Mr. Lieber is the control person of MYDA SPAC Select, LP whose address is 45 Bayview Avenue, Inwood, NY 11096.

(16)	Lara Brody is the Managing Director of Patriot Strategy Partners LLC whose address is 2 Greenwich Office Park, Ste 300, Greenwich, CT 06831.

(17)	Bruce V. Rauner is the control person of R8 Capital Partners LLC whose address is c/o Truvvo Partners LLC, 1407 Broadway, Suite 448, New York, NY 10018.

(18)	Charles A. Paquelet is the control person of Skylands Capital, LLC, Skylands Capital Investment II, LLC, and Harbour Holdings Ltd. The address of Skylands Capital, LLC, Skylands Capital Investment II, LLC, and Harbour Holdings Ltd. are c/o Skylands Capital, LLC, 1200 N. Mayfair Rd., Suite 250, Milwaukee, WI 53226.

(19)	Bahman Mottaghi Irvani is the control person of Granite Holdings, Inc. whose address is c/o Granite Ventures Inc., 1201 West Peachtree St., 31st Fl, Atlanta, GA 30309.

(20)	Rick Grove is the CCO of Meridian Small Cap Growth Fund whose address is 100 Fillmore Street, Suite 325, Denver, CO 80206.

(21)	Beneficial ownership consists of 1,500,000 shares of Common Stock held by Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds, (the “Federated Fund”). The address of the Federated Fund is 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561. The Federated Fund is managed by Federated Equity Management Company of Pennsylvania and subadvised by Federated Global Investment Management Corp., which are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Hermes, Inc. (the “Federated Parent”). All of the Federated Parent's outstanding voting stock is held in the Voting Shares Irrevocable Trust, or the Federated Trust, for which Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue, who are collectively referred to as Federated Trustees, act as trustees. The Federated Parent's subsidiaries have the power to direct the vote and disposition of the securities held by the Federated Fund. Each of the Federated Parent, its subsidiaries, the Federated Trust, and each of the Federated Trustees expressly disclaim beneficial ownership of such securities.

(22)	Keith Rosenbloom is the Managing Member of Cruiser Capital Master Fund LP. The address of Boxwood Row LP is 45 East 62nd Street, Ste. 1B, New York, NY 10065.

(23)	Keith Rosenbloom is the Managing Member of Investment Manager of Boxwood Row LP whose address is c/o Cruiser Capital Master Fund LP, 45 East 62nd Street, Ste. 1B, New York, NY 10065.

(24)	Eric J. Schlanger is Partner of District 2 Capital Fund LP whose address is 175 W Carver St., Huntington, NY 11743.

(25)	Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities. The address of Kingsbrook Partners is 689 Fifth Avenue, 12th Floor, New York, NY 10022.

(26)	Boothbay Absolute Return Strategies, LP, a Delaware limited partnership (“BBARS”), is managed by Boothbay Fund Management, LLC, a Delaware limited liability company (“Boothbay”). Boothbay, in its capacity as the investment manager of BBARS, has the power to vote and the power to direct the disposition of all securities held by BBARS. Ari Glass is the Managing Member of Boothbay. Each of BBARS, Boothbay and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The address of BBARS is c/o Boothbay Fund Management, LLC, 140 East 45th Street, 14th Floor, New York, New York 10017.

(27)	Boothbay Diversified Alpha Master Fund LP, a Cayman Islands limited partnership (“BBDAMF”), is managed by Boothbay Fund Management, LLC, a Delaware limited liability company (“Boothbay”). Boothbay, in its capacity as the investment manager of BBDAMF, has the power to vote and the power to direct the disposition of all securities held by BBDAMF. Ari Glass is the Managing Member of Boothbay. Each of BBDAMF, Boothbay and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The address of BBDAMF is c/o Boothbay Fund Management, LLC, 140 East 45th Street, 14th Floor, New York, New York 10017.

(28)	Bryan Ezralow as Trustee of the Bryan Ezralow 1994 Trust u/t/d 12.22.1994 is the control person of EZ Colony Partners, LLC whose address is 23622 Calabasas Road, Suite 200, Calabasas, CA 91302.

(29)	Walter Schenker is the principal and control person of MAZ Partners LP whose address is 1130 Route 46, Ste. 12, Parsippany, NJ 07054.

(30)	Spencer Waxman is the Managing Member of the General Partner of Shannon River Partners LP whose address is 850 Third Avenue, 13th Floor, New York, NY 10022.

(31)	Spencer Waxman is the Managing Member of the General Partner of Doonbeg Master Fund, L.P. whose address is 850 Third Avenue, 13th Floor, New York, NY 10022.

(32)	Francisco Alfaro is the Managing Member of Miura Global Investment, LLC which is the Investment Manager to Miura Global Partners II, L.P. The address of Miura Global Partners II, L.P. is 101 Park Avenue, 48th Floor, New York, NY 10178.

(33)	Francisco Alfaro is the Managing Member of Miura Global Management, LLC which is the Investment Manager to Miura Global Master Fund, Ltd. The address of Miura Global Master Fund, Ltd. is 101 Park Avenue, 48th Floor, New York, NY 10178.

(34)	The address is c/o Hassan Khosrowshahi is 4719 Belmont Ave.,Vancouver, BC V6T 1A8 Canada.

(35)	David Greenhouse, Adam Stettner and Austin Marxe are the principal owners of AWM Investment Company Inc, the investment adviser to Special Situations Fund III QP, L.P. MGP Advisers Limited Partnership is the general partner of Special Situations Fund III QP, L.P. whose address is 527 Madison Avenue, Suite 2600, New York, NY 10022.

(36)	David Greenhouse, Adam Stettner and Austin Marxe are the principal owners of AWM Investment Company Inc, the investment adviser to Special Situations Private Equity Fund, L.P. MG Advisers LLC is the general partner of Special Situations Private Equity Fund, L.P. whose address is 527 Madison Avenue, Suite 2600, New York, NY 10022.

(37)	David Greenhouse, Adam Stettner and Austin Marxe are the principal owners of AWM Investment Company Inc, the investment adviser to Special Situations Cayman Fund, L.P. SSCayman LLC is the general partner of Special Situations Cayman Fund, L.P. whose address is 527 Madison Avenue, Suite 2600, New York, NY 10022.

(38)	Caledonia US, LP and Caledonia (Private) Investments Pty Limited, on behalf of various funds it manages, hold the shares. The address of Caledonia (Private) Investments Pty Limited is Level 10, 131 Macquarie, Sydney NSW 2000 and the address of Caledonia US, LP is New York, NY 10022.

(39)	Theodore L. Koenig is the manager of MC Opportunities Fund GP LLC, which is the General Partner of MC Opportunities Fund LP. The address of MC Opportunities Fund LP is 311 South Wacker Drive, Suite 6400, Chicago, IL 60606.

(40)	The address is 24 Tall Pines Dr., Weston, CT 06883.

(41)	Pinnacle Family Office, LLC (“Pinnacle Family”) is the general partner of Pinnacle Family Office Investments, LP (“Pinnacle”). Mr. Kitt is the manager of Pinnacle Family and may be deemed to be the beneficial owners of the shares of Common Stock beneficially owned by Pinnacle. Mr. Kitt expressly disclaims beneficial ownership of all shares of Common Stock beneficially owned by Pinnacle whose address is 5910 N. Central Expy, Ste 1475, Dallas, TX 75206.

(42)	The address of each of the individuals is c/o Craig-Hallum, 222 S 9th Street, Suite 350, Minneapolis, MN 55402.

(43)	Alexander Stegmann Bhathal is Manager of RAJ Capital LLC whose address is 1400 Newport Center Drive, Suite 270, Newport Beach, CA 92660.

(44)	Mr. Hartfiel and at least three other individuals each have voting and dispositive power over the shares owned by Craig-Hallum Capital Group LLC. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, the aforementioned individuals do not exercise voting or dispositive control over any of the securities held by Craig-Hallum Capital Group LLC, even those in which he directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares. The address is c/o Craig-Hallum, 222 S 9th Street, Suite 350, Minneapolis, MN 55402.

(45)	Jay Wolf is the Managing Member of Juniper Capital Partners, LLC whose address is 11150 Santa Monica Blvd., Suite 1400, Los Angeles, CA 90025.

(46)	Byron Roth has voting and dispositive power over the shares held by Eight is Awesome, LLC whose address is 1601 Washington Ave, Suite 320, Miami Beach, FL 33139.

(47)	The address of Source One Global, Inc. is 1000 Venetian Way, Unit #508, Miami, FL 33139.

(48)	Byron Roth and Gordon Roth, both members of Roth Capital Partners, LLC, have voting and dispositive power over the shares held by Roth Capital Partners, LLC. The address is 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

(49)	The address is c/o Sanders Morris Harris, 600 Tavis, Suite 5900, Houston, TX 77002.

(50)	Adam R. Draizin is the Managing Member of Sheldrake Holdings, LLC whose address is 571 Golf Course Road, Friday Harbor, WA 98250.

(51)	Donald J. Draizin is the trustee and control person of The Donald J. Draizin Revocable Trust DTD 10/04/2006 whose address is 120 Saint Edwards Place, Palm Beach Gardens, FL 33418.

(52)	Hassan Khosrowshahi is the father of Golnar Khosrowshahi and the chairman of Wesbild Inc. Wesbild may be deemed to be the beneficial owner of 28,226,573 shares of the Common Stock which it holds directly. Wesbild may be deemed to have sole voting and dispositive power with respect to all such shares of the Common Stock.

(53)	Represents 13,592,793 shares owned directly by ER Reservoir LLC. Mr. Ryan Taylor may be deemed to share voting and dispositive power over the shares of Common Stock owned by ER Reservoir LLC. The address of ER Reservoir LLC is c/o Richmond Hill Investment Co., LP, 381 Park Avenue South, Suite 1101, New York, New York 10016.

(54)	Mr. Ronald N. Stern, Mr. Neil de Gelder and Mr. Shamsh Kassam are managers of Highgate Investments LLC. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, none of Mr. Stern, Mr. de Gelder or Mr. Kassam exercises voting or dispositive control over any of the shares of Common Stock held by Highgate Investments LLC, even those in which he directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of the Common Stock. The address of Highgate Investments LLC is 2900-650 West Georgia Street, Vancouver, British Columbia V6B 4N8, Canada.

(55)	The address of Canareal II Corporation is 1356 Beverly Road, Suite 250, Mclean, Virginia 22101.

(56)	Asteya Capital Fund I LP, an Ontario limited partnership, and Asteya Partners Delaware, LP, a Delaware limited partnership (together, the “Asteya Funds”), are managed by Maryana Capital Inc., a Canadian limited liability company (“Maryana”). Maryana, in its capacity as the investment manager of the Asteya Funds, has the power to vote and the power to direct the disposition of all securities held by the Asteya Funds. Ali Hedayat is the Managing Director of Maryana. Each of Maryana, the Asteya Funds and Mr. Hedayat disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The address of the Asteya Funds is c/o Maryana Capital Inc., One St. Clair Avenue East, Suite 608, Toronto, Ontario M4T 2V7, Canada.

(57)	The address of Mr. Joel Herold is c/o Reservoir Media, Inc., 75 Varick Street, 9th Floor, New York, New York 10013.

(58)	Includes 200,869 shares of Common Stock and 1,693 fully-exercisable warrants owned by BTCSJC Music LLC and 11,940 shares issuable upon vesting of restricted stock units. Mr. Cook has sole voting and dispositive power over the shares of Common Stock owned by BTCSJC Music LLC. The address of each of Mr. Cook and BTCSJC Music LLC is 617 Blanco Street, Austin, Texas 78703.

(59)	The address of William R. Snellings is 300 E. Main Street, Suite 301, Charlottesville, Virginia 22902.

PLAN OF DISTRIBUTION

We are registering 62,877,201 shares of Common Stock for possible sale by the selling stockholders from time to time. We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock to be offered and sold pursuant to this prospectus.

The shares of Common Stock beneficially owned by the selling stockholders covered by this prospectus may be offered and sold from time to time by the selling stockholders. As used in this prospectus, “selling stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received from a selling stockholder as a gift, pledge, partnership distribution or other transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The selling stockholders may dispose of their shares by one or more of, or a combination of, the following methods:

•	distributions to members, partners, stockholders or other equityholders of the selling stockholders;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•	through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. A selling stockholder that is an entity may elect to make an in-kind distribution of Common Stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Common Stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of our Common Stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell shares of our Common Stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling stockholder or borrowed from any selling stockholder or others to settle those sales or to close out any related open borrowings of stock and may use securities received from any selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements of Reservoir Media, Inc. and subsidiaries as of March 31, 2022 and 2021, and for each of the two years in the period ended March 31, 2022, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

RESERVOIR MEDIA, INC.

62,877,201 Shares

Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be borne by us in connection with the issuance and distribution of securities of being registered hereby.

Registration fee	Amount to be Paid
SEC registration fee		$2,000
FINRA filing fee		*
Transfer Agent fees and expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and engraving fees and expenses		*
Miscellaneous		*
Total	$	*

*	These fees and expenses are calculated based on the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our Charter contains provisions limiting the liability of the members of our board of directors, and our Bylaws provide that we will indemnify each of the members of our board of directors and officers to the fullest extent permitted under Delaware law. Our Bylaws also provide the board of directors with discretion to indemnify our employees and agents.

We have entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements provide that we will indemnify each of our directors and executive officers and such other key employees against any and all expenses incurred by such director, executive officer or other key employee because of his or her status as one of our directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, and our Charter and Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.

Item 16. Exhibits

Exhibit Number	Description of Documents
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2021)
3.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2021)
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)
107	Filing Fee Table

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Reservoir Media, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 28, 2022.

RESERVOIR MEDIA, INC.

By:	/s/ Golnar Khosrowshahi
Name:	Golnar Khosrowshahi
Title:	Chief Executive Officer

Each person whose signature appears below constitutes and appoints each of Golnar Khosrowshahi and Jim Heindlmeyer, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Golnar Khosrowshahi Golnar Khosrowshahi	Chief Executive Officer and Director (Principal Executive Officer)	July 28, 2022

/s/ Jim Heindlmeyer Jim Heindlmeyer	Chief Financial Officer (Principal Financial and Accounting Officer)	July 28, 2022

/s/ Rell Lafargue Rell Lafargue	President, Chief Operating Officer and Director	July 28, 2022

/s/ Stephen M. Cook Stephen M. Cook	Director	July 28, 2022

/s/ Helima Croft Helima Croft	Director	July 28, 2022

/s/ Ezra S. Field Ezra S. Field	Director	July 28, 2022

/s/ Neil de Gelder Neil de Gelder	Director	July 28, 2022

/s/ Jennifer G. Koss Jennifer G. Koss	Director	July 28, 2022

/s/ Adam Rothstein Adam Rothstein	Director	July 28, 2022

/s/ Ryan P. Taylor Ryan P. Taylor	Director	July 28, 2022